Dated November 1, 2023

Victory Amaze Limited

(as the Seller)

On Tai, LAM and Chi Fung Leo, CHAN

(as the Beneficial Owners of the Seller)

And

Shuai, GE

(as the Purchaser)

DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT is made on November 1, 2023 (the "**Agreement**")

BETWEEN:

(1) Victory Amaze Limited, a company incorporated in the British Virgin Islands with limited liability whose registered address is at Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands (the "**Seller**");

(2) Shuai, GE, a citizen of the Republic of Vanuatu ("**Vanuatu**") whose Vanuatu passport number is RV0116584 (the "**Purchaser**");

(3) On Tai, LAM, a citizen of the Hong Kong Special Administrative Region ("**HK**") whose HK identification number is G820641(3) ("**Mr. Lam**"); and

(4) Chi Fung Leo, CHAN, a citizen of HK whose HK identification number is K906486(9) ("**Mr. Chan**") (together with Mr. Lam, the "**Beneficial Owners**").

(The Seller, the Purchaser, Mr. Lam and Mr. Chan are collectively referred to as the "**Parties**", and each or any one of them is referred to as "**Party**")

WHEREAS:

A. The Seller was the sole legal and beneficial owner of the entire issued share capital of Vittoria Limited, a company incorporated in the British Virgin Islands with limited liability (the "**Target Company**"), comprising 4,250,000 issued Class A ordinary shares (the "**Class A Ordinary Shares**") and 1,250,000 issued Class B ordinary shares, as at the date of this Agreement.

B. As at the date of this Agreement, the Seller is owned as to 50% by each of the Beneficial Owners, respectively.

C. With reference to the confirmation of indebtedness made on October 31, 2023 between the Purchaser and Mr. Lam, annexed as <u>Exhibit A</u>, Mr. Lam is indebted to the Purchaser in the aggregate amount of USD1,330,000 only as at October 31, 2023 and thereafter.

D. On the terms and subject to the conditions of this Agreement, (i) the Seller agrees to sell and the Purchaser agrees to purchase 350,000 issued Class A Ordinary Shares, representing approximately 8.2% of all issued Class A Ordinary Shares as at the date of this Agreement (the "**Sale Shares**"), the consideration of which shall be payable in accordance with Clause 2 herein contained, and (ii) the Parties agree to restructure Mr. Lam's indebtedness to the Purchaser (the "**Indebtedness**").

IT IS AGREED as follows:

1. TRANSACTION

1.1 On and subject to the terms and conditions of this Agreement, the Seller agrees to sell and the Purchaser agrees to purchase the Sale Shares, free from all encumbrances and from all other rights exercisable by or claims by third parties, together with all rights attaching or accruing to such Sale Shares as at completion.

1.2 The Seller covenants with the Purchaser that it has now and at all times up to and at completion full power and right to sell and transfer the legal and beneficial title in the Sale Shares.

1.3 The Beneficial Owners and the Seller covenant with the Purchaser that the Seller shall irrevocably and unconditionally assume, accept, adopt and take up the Indebtedness in the amount of the consideration for the sale and purchase of the Sale Shares only at completion on the terms set out in this Agreement.

1.4 The Purchaser hereby irrevocably consents to the assumption by the Seller of the Indebtedness in the amount of the consideration for the sale and purchase of the Sale Shares only and shall look only to the Seller for the repayment of the same instead of Mr. Lam.

1.5 On and subject to the terms and conditions of this Agreement, each of the Beneficial Owners, the Seller and the Purchaser agrees that upon completion, the Seller shall repay to the Purchaser the Indebtedness in the same amount as the consideration for the sale and purchase of the Sale Shares only.

2. CONSIDERATION

2.1 The consideration for the sale and purchase of the Sale Shares shall be in the sum of USD1,330,000 (approximately HK$10,374,000) (the "**Consideration**"), representing a price of USD3.8 (approximately HK$29.64) per Sale Share.

2.2 The Consideration shall be settled by way of setting-off the same amount against the Indebtedness.

3. COMPLETION

Completion shall take place upon all parties involved having signed and executed this Agreement.

4. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1 The Seller warrants and represents to the Purchaser that all information material to the value of the Sale Shares provided is true and accurate and not misleading in any respect as at the date of signing of this Agreement and at completion.

4.2 The Purchaser warrants to the Seller that it has full power and capacity to enter into and to perform the transactions contemplated under this Agreement, and consents to the Beneficial Owners, the Seller and the Target Company that his name and the transactions contemplated under this Agreement be disclosed as and when required by applicable laws, rules and regulations.

5. CONFIDENTIALITY

5.1 Each Party shall treat as strictly confidential and shall not disclose to any other person any information received or obtained as a result of entering into or performing this Agreement which relates to the provisions of this Agreement, the negotiations and subject matter of this Agreement and the other Parties ("**Confidential Information**") (including written information and/or information transferred or obtained orally, visually, electronically or by any other means), except which is publicly available, or as required by applicable laws, rules and regulations.

5.2 The restrictions contained in this clause shall continue to apply after termination of this Agreement without limit in time.

6. ENTIRE AGREEMENT

This Agreement sets out the entire agreement and understanding between the Parties, and supersedes all previous agreements, understandings or arrangements (whether oral or written) between the Parties relating to the transactions contemplated by this Agreement (including the letter of intent (if any), which shall cease to have any further force or effect). Nothing in this clause shall limit or exclude any liability for fraud or fraudulent misrepresentation.

7. **COUNTERPARTS**

This Agreement may be signed in any number of copies or counterparts, each of which when so signed and delivered shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.

8. **THIRD PARTIES' RIGHTS**

The Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) shall not apply to this Agreement and no person other than the Parties shall have any rights under it nor shall it be enforceable by any person other than the Parties.

9. **GOVERNING LAW AND JURISDICTION**

9.1 This Agreement shall be governed by, and construed in all aspects in accordance with the laws of HK.

9.2 Each Party hereby irrevocably submits to the exclusive jurisdiction of the courts of HK as regards any claim, matter or proceedings which may arise in connection with or under this Agreement.

[The remainder of this page is intentionally left blank.]

EXECUTION PAGES

IN WITNESS whereof the Parties hereto have duly executed this Agreement as a deed the day and year first above written.

The Seller

EXECUTED and DELIVERED as a deed)
by **Victory Amaze Limited**)
acting by)
)
its director for and on its behalf)
whose signature(s) is / are verified by / in)
the presence of:)
)
)
)

Signature of witness: ________________

Name of witness: Yuk Wa, WAN

On Tai, Lam

SIGNED, SEALED AND DELIVERED BY On Tai, LAM whose signature is verified by / in the presence of:)
)
)
)
)
)
)

Lam

Signature of witness: ____________________

Name of witness: Yuk Wa, WAN

Chi Fung Leo, Chan

SIGNED, SEALED AND DELIVERED BY Chi Fung Leo, CHAN whose signature is verified by / in the presence of:)

Signature of witness: ________________

Name of witness: Yuk Wa, WAN

The Purchaser

SIGNED, SEALED AND DELIVERED BY Shuai, GE whose signature is verified by / in the presence of:	)))))))	葛帅

Signature of witness: 杨铭

Name of witness: Yang Ming